                       STATEMENT OF DESIGNATION OF SHARES
                                       OF
                                 SURMODICS, INC.



         I hereby certify that the following resolutions were duly adopted by the Board of Directors of SurModics, Inc. on November 13, 2000:


               "Designation of Additional Series A Preferred Stock

                  WHEREAS, the Company's current authorized capitalization consists of 45,000,000 authorized shares of Common Stock, 150,000 authorized shares of Series A Preferred Stock and 4,850,000 authorized but undesignated shares; and

                  WHEREAS, pursuant to Section 3.1 of the Articles of Incorporation, the Board of Directors has authority to designate, from the 4,850,000 authorized but undesignated shares, additional shares of Common Stock or Series A Preferred Stock; and

                  WHEREAS, the directors deem it advisable to designate, from the undesignated shares, 300,000 additional shares as Series A Preferred Stock;

                  NOW, THEREFORE, RESOLVED, that of the 4,850,000 presently authorized but undesignated shares, 300,000 are hereby designated as additional Series A Preferred Stock.

                  FURTHER RESOLVED, that the Chairman and Chief Executive Officer, the President or any Vice President of the Company be and hereby is authorized and directed to file all necessary documentation with the Secretary of State to effect such designation."


         I certify that I am authorized to execute this Statement and I further certify that I understand that by signing this Statement I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this Statement under oath.

         Dated:  November 13, 2000.



                                          /s/ Dale R. Olseth
                                          --------------------------------------
                                          Dale R. Olseth, Chairman and Chief
                                          Executive Officer

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                                 SURMODICS, INC.


         Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendments to the Articles of Incorporation of SurModics, Inc., were adopted on January 24, 2000, by the shareholders of the corporation:

Section 3.1 of Article 3 is amended to read as follows:

         3.1) Authorized Shares. The aggregate number of shares which the corporation shall have the authority to issue shall be 50.0 million, 45.0 million of which shall be designated Common Stock, $.05 Par Value; 4.85 million of which shall be undesignated shares and 150,000 of which shall be designated Series A Preferred Stock, $.05 Par Value (hereinafter referred to as the "Series A Preferred Stock"). (The Common Stock, any shares issued from the undesignated shares, and the Series A Preferred Stock are hereinafter referred to collectively as the "Capital Stock.") The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional shares of Common Stock or Series A Preferred Stock), and to fix the relative rights and preferences of each such class or series.

Section 4.1 of Article 4 is amended to read as follows:

         4.1) Voting Privileges. Unless otherwise provided in these Articles of Incorporation, each holder of Common Stock shall have one vote on all matters submitted to the shareholders for each share of Common Stock standing in the name of such holder on the books of the corporation.

Section 4.4 of Article 4 is amended to read as follows:

         4.4) Distributions. Except as otherwise provided in these Articles of Incorporation, on the liquidation, dissolution or winding up of the corporation, shares of Capital Stock shall share ratably in any dividends or distributions of the corporation, whether paid in cash, property or stock.

Section 4.5 of Article 4, entitled "Series A Convertible Preferred Stock," is deleted in its entirety.

Section 6.1 of Article 6 is amended to read as follows:

         6.1) Any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least majority of the voting power of the shares present and entitled to vote at a duly held meeting or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.

Article 7, entitled "Incorporators," is deleted in its entirety.

         The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation.

Dated:   February 9, 2000.
                                      /s/ David R. Busch
                                      ------------------------------------------
                                      David R. Busch, Its Corporate Secretary

                            STATEMENT OF DESIGNATION

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                                 SURMODICS, INC.

                        (Pursuant to Chapter 302A of the
                       Minnesota Business Corporation Act)


                                -----------------

         SurModics, Inc., a corporation organized and existing under the Minnesota Business Corporation Act (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company at a meeting duly called and held on March 22, 1999:

         RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of Section 3.1 of the Articles of Incorporation, as amended to date (hereinafter called the "Articles of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $.05 per share (the "Preferred Stock"), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Series A Preferred Stock:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting the Series A Preferred Stock shall be One Hundred Fifty Thousand (150,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that, no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

         Section 2.  Dividends and Distributions.

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock, par value $.05 per share (the "Preferred Stock"), of the Company or Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.05 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times (as adjusted, the "Dividend Multiple") the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred

Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (as adjusted, the "Vote Multiple") on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) Except as otherwise provided in Section 10 hereof, in any other Statement of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

                (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

                    (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                    (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for
                consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation and winding up) to the Series A Preferred Stock; or

                    (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this
         Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Statement of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) subject to the provision for adjustment hereinafter set forth, 100 times (as adjusted, the "Liquidation Preference Multiple") the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Preference Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, statutory exchange combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times (as adjusted, the "Exchange Multiple") the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Exchange Multiple shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of Preferred Stock hereafter issued that specifically provide that they shall rank senior to the Series A Preferred Stock.

         Section 10. Amendment. If any proposed amendment to the Articles of Incorporation or this Statement of Designation would alter or change the preferences, special rights or powers given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, or would authorize the issuance of a class or classes of stock having preferences or rights with respect to dividends or dissolutions or the distribution of assets that would be superior to the preferences or rights of the Series A Preferred Stock, then the holders of the Series A Preferred Stock shall be entitled to vote as a series upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of Series A Preferred Stock shall be necessary to the adoption thereof, in addition to such other vote as may be required by the Minnesota Business Corporation Act.

         Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

         I certify that I am authorized to execute this Statement of Designation, and I further certify that I understand that by signing this Statement of Designation I am subject to the penalties of perjury as set forth in Minnesota Statutes, Section 609.48, as if I had signed this Statement of Designation under oath.


Dated:  April 5, 1999

                                    /s/ Dale R. Olseth
                                    --------------------------------------------
                                    Dale R. Olseth, Chief Executive Officer

                  STATEMENT OF CANCELLATION OF PREFERRED SHARES
                                       OF
                     SURMODICS, INC. (f/k/a BSI CORPORATION)



         SurModics, Inc. (f/k/a BSI Corporation) hereby cancels 376,828 shares of its authorized Series A Convertible Preferred Stock, $0.05 par value. After giving effect to the cancellation, the aggregate number of shares which the corporation shall have the authority to issue shall be 20,000,000, 15.0 million of which shall be designated Voting Common Stock, $.05 Par Value, and 5.0 million of which shall be undesignated.

         This statement is pursuant to Section 302A.553 Subdivision 2. of the Minnesota Business Corporation Act.

         The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation.



Dated:  April 16, 1998

                                      /s/ David R. Busch
                                      ------------------------------------------
                                      David R. Busch, Its Corporate Secretary

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                     SURMODICS, INC. (f/k/a BSI CORPORATION)


         Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendments of Section 3.1 of Article 3 and Section 4.5 of Article 4 of the Articles of Incorporation of SurModics, Inc. (f/k/a BSI Corporation) were adopted on January 26, 1998, by the shareholders of the corporation:

         Section 3.1 of Article 3 is amended in its entirety to read as follows:

                           "3.1     Authorized Shares. The aggregate number of
                  shares which the corporation shall have the authority to issue shall be 20,376,828, 15.0 million of which shall be designated Voting Common Stock, $.05 Par Value; 5.0 million of which shall be undesignated shares and 376,828 of which shall be designated Series A Convertible Preferred Stock, $.05 Par Value (hereinafter referred to as the "Preferred Stock"). (The Voting Common Stock, any shares issued from the undesignated shares, and the Preferred Stock are hereinafter referred to collectively as the "Capital Stock".) The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series."

         Section 4.5 of Article 4 is amended to add the following to the end of such section:

                                    "(d) If and when all outstanding shares of
                           Preferred Stock have been converted pursuant to this
                           Section 4.5, such shares shall be deemed canceled and shall not be reissuable by the corporation, this
                           Section 4.5 shall be null and void and any restatement of these Articles of Incorporation may exclude this Section 4.5 and the reference to Series A Convertible Preferred Stock contained in Section
                           3.1 of Article 3."

         The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation.


Dated:  January 26, 1998.

                                       /s/ David R. Busch
                                       -----------------------------------------
                                       David R. Busch, Its Corporate Secretary

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                                 BSI CORPORATION


         Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendment of Section 1.1 of Article 1 of the Articles of Incorporation of BSI Corporation was adopted on June 4, 1997, by the shareholders of the corporation:


         Section 1.1 of Article 1 is amended in its entirety to read as follows:

                           "1.1     The name of the corporation shall be
                  SurModics, Inc."


         The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation.


Dated:  June 4, 1997.



                                   /s/ David R. Busch
                                   ---------------------------------------------
                                   David R. Busch, Its Corporate Secretary

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                BSI CORPORATION (f/k/a BIO-METRIC SYSTEMS, INC.)


         Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendment of Section 3.1 of Article 3 of the Articles of Incorporation of BSI Corporation (f/k/a Bio-Metric Systems, Inc.) was adopted on January 27, 1997, by the shareholders of the corporation:


         Section 3.1 of Article 3 is amended in its entirety to read as follows:

                           "3.1 Authorized Shares. The aggregate number of
                  shares which the corporation shall have the authority to issue shall be 20,450,000, 15.0 million of which shall be designated Voting Common Stock, $.05 Par Value; 5.0 million of which shall be undesignated shares and 450,000 of which shall be designated Series A Convertible Preferred Stock, $.05 Par Value (hereinafter referred to as the "Preferred Stock"). (The Voting Common Stock, any shares issued from the undesignated shares, and the Preferred Stock are hereinafter referred to collectively as the "Capital Stock".) The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series."


         The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation.


Dated:  January 29, 1997.



                                       /s/ David R. Busch
                                       -----------------------------------------
                                       David R. Busch, Its Corporate Secretary

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                            BIO-METRIC SYSTEMS, INC.


         Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendments of Section 1.1 of Article 1 and Section 2.1 of Article 2 of the Articles of Incorporation of Bio-Metric Systems, Inc. were adopted on January 17, 1994, by the shareholders of the corporation:

                                "ARTICLE 1 - NAME

                  1.1)     The name of the corporation shall be BSI Corporation.

                          ARTICLE 2 - REGISTERED OFFICE

                  2.1) The registered office of the corporation is located at 9924 West 74th Street, Eden Prairie, Minnesota 55344."


         The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation.


Dated:  January 17, 1994.



                                  /s/ David R. Busch
                                  ----------------------------------------------
                                  David R. Busch, Its Corporate Secretary

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            BIO-METRIC SYSTEMS, INC.

         We, the undersigned, DALE R. OLSETH and DAVID R. BUSCH, the Chairman/President/Chief Executive officer and Secretary, respectively, of Bio-Metric Systems, Inc., a Minnesota corporation, do hereby certify that at a special meeting of the shareholders of Bio-Metric Systems, Inc. held on April 10, 1989, notice of such meeting having been mailed to each shareholder entitled to vote thereon at least ten (10) days prior to such meeting, the shareholders, by at least a majority of the voting power of the shares of Voting Common Stock, present in person or by proxy, adopted resolutions to restate the Articles of Incorporation of Bio-Metric Systems, Inc. as set forth below.

                                ARTICLE 1 - NAME

         1.1)  The name of the corporation shall be BIO-METRIC SYSTEMS, INC.

                          ARTICLE 2 - REGISTERED OFFICE

         2.1) The registered office of the corporation is located at 9942 West 74th Street, Eden Prairie, Minnesota 55344.

                            ARTICLE 3 - CAPITAL STOCK

         3.1) Authorized Shares; Establishment of Classes and Series. The aggregate number of shares which the corporation shall have the authority to issue shall be 5,500,000 shares, 5,000,000 of which shall be designated Voting Common Stock, $.05 par value; 50,000 of which shall be designated Nonvoting Common Stock, $.05 par value; and 450,000 of which shall be designated Series A Convertible Preferred Stock, $.05 par value, (hereinafter referred to as the "Preferred Stock"). The Common Stock and Preferred Stock are hereinafter referred to collectively as the "Capital Stock".

         3.2) Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of Capital Stock of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

         3.3) Issuance of Rights to Purchase Shares. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of Capital Stock, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

         3.4) Issuance of Shares to Holders of Another Class or Series. The Board is further authorized to issue shares of one class or series of Capital Stock to holders of that class or series of Capital Stock or to holders of another class or series of Capital Stock to effect share dividends or splits.

         ARTICLE 4 - RIGHTS AND PRIVILEGES OF SHARES AND OF SHAREHOLDERS

         The rights, preferences, privileges and restrictions granted to or imposed upon the Capital Stock or the holders thereof are set forth below.

         4.1) Voting Privileges. Each holder of Voting Common Stock shall have one vote on all matters submitted to the shareholders for each share of Voting Common Stock standing in the name of such holder on the books of the corporation. Each holder of Preferred Stock shall have one vote on all matters submitted to the shareholders for each share of Voting Common Stock which such holder of Preferred Stock would be entitled to receive upon the conversion of his Preferred Stock as provided in subsection 4.5(c). In addition, each holder of Preferred Stock shall have the special voting rights which are described in subsection 4.5(b). Except as may be required by the Minnesota Business Corporation Act, the holders of Nonvoting Common Stock shall have no voting rights with respect to any matter submitted to a vote of the shareholders of the corporation.

         4.2) Preemptive Rights. No holder of shares of any class or series of Capital Stock shall be entitled as such, as a matter of right, to subscribe for or purchase additional shares of that class or series or any other class or series of Capital Stock of the corporation now or hereafter authorized or issued.

         4.3) No Cumulative Voting. There shall be no cumulative voting by the shareholders of the corporation.

         4.4) Distributions. Except as provided in subsection 4.5(a) on the liquidation, dissolution or winding up of the corporation, shares of Capital Stock shall share ratably in any dividends or distributions of the corporation, whether paid in cash, property or stock.

         4.5)  Series A Convertible Preferred Stock.

               (a) Liquidation Preference. In the event of the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive out of assets of the corporation, an amount equal to $13.50 (hereinafter referred to as the "Liquidation Preference") for each outstanding share of Preferred Stock before any payment shall be made or any assets distributed to the holders of Voting Common Stock or Nonvoting Common Stock or any other class of stock of this corporation ranking junior to the Preferred Stock upon liquidation or dissolution of the corporation. If, upon any liquidation, dissolution, or winding up of the corporation, the assets of the corporation are insufficient to pay the Liquidation Preference for each outstanding share of Preferred Stock, the holders of Preferred Stock shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be entitled. If, upon any liquidation, dissolution or winding up of the corporation, the holders of Preferred Stock would be entitled to receive in excess of the Liquidation Preference for each outstanding share of Preferred Stock in any such distribution if all such shares of Preferred Stock had been converted to shares of Voting Common Stock pursuant to subsection 4.5(c), instead of receiving the Liquidation Preference, each holder of Preferred Stock shall receive an amount equal to the distribution such holder would receive if all his outstanding shares of Preferred Stock had been converted to shares of Voting Common Stock pursuant to subsection 4.5(c) on the day preceding the date of such liquidation, dissolution or winding up. The Liquidation Preference shall be appropriately adjusted to reflect stock splits and reverse stock splits of the Preferred Stock or dividends or distributions payable in shares of Preferred Stock. Nothing hereinabove set forth shall affect in any way the right or obligation of each holder of shares of Preferred Stock to convert such shares into shares of Voting Common Stock, at any time and from time to time, in accordance with subsection 4.5(c) below.

                  (b) Special Voting Rights. Without the affirmative vote of the holders (acting together as a class) of at least a majority of the Preferred Stock at the time outstanding given in person or by proxy at any annual meeting, or at such special meeting called for that purpose, or, if permitted by law, in writing without a meeting, the corporation shall not:

                           (1) authorize or issue any shares of stock having
                  priority over the Preferred Stock as to the payment of dividends or the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the corporation; or

                           (2) amend the Articles of Incorporation of the
                  corporation so as to alter this Article 4 in any respect.

                  (c)      Conversion Rights; Mandatory Conversion.

                           (1) At the option of the holder thereof, each share
                  of Preferred Stock shall be convertible, at the offices of the corporation (or at such other office or offices, if any, as the Board of Directors may designate), into one (1) share of Voting Common Stock of the corporation, subject to adjustment as provided in subsection 4.5(c)(2) below. In order to convert shares of Preferred Stock into shares of Voting Common Stock, the holder thereof, shall surrender at the principal executive offices of the corporation the certificate or certificates therefor, duly endorsed to the corporation or in blank, and give written notice to the corporation at such office that such holder elects to convert a specified portion or all of such shares of Preferred Stock into shares of Voting Common Stock. Shares of Preferred Stock shall be deemed to have been converted on the day of surrender of the certificate representing such shares for conversion in accordance with the foregoing provisions (the "Conversion Date"), and the person entitled to receive the shares of Voting Common Stock of the corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of

                  Voting Common Stock at that time. As promptly as practicable on or after the Conversion Date, the corporation shall issue and mail or deliver or cause to be issued and mailed or delivered to such holder a certificate or certificates for the number of shares of Voting Common Stock issuable upon conversion and a certificate or certificates for the balance of the Preferred Stock surrendered, if any, not so converted into shares of Voting Common Stock.

                           (2) The number of shares of Voting Common Stock issuable in exchange for shares of Preferred Stock upon the exercise of these conversion rights (the "Conversion Ratio"), which shall initially be one share of Voting Common Stock for one share of Preferred Stock, shall be subject to adjustment from time to time as hereinafter provided:

                                    (i)   In case the corporation shall at any
                           time subdivide or split its outstanding Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision or split shall be proportionately increased; and, conversely, in case the outstanding Common Stock of the corporation shall be combined into a smaller number of shares the Conversion Ratio in effect immediately prior to such combination shall be proportionately reduced.

                                    (ii)  If any capital reorganization or
                           reclassification of the Capital Stock of the corporation or consolidation or merger of the corporation with another corporation or the sale of all or substantially all of its assets to another corporation shall be affected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of Preferred Stock shall thereafter have the right to receive, in lieu of the Voting Common Stock of the corporation immediately theretofore receivable upon the conversion of any such Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Voting Common Stock equal to the number of shares of Voting Common Stock immediately theretofore receivable upon the conversion of such Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place; and, in any such case, appropriate provision shall be made with respect to the rights and interests of the holders of the Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Ratio and of the number of shares receivable upon the conversion of such Preferred Stock) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets hereafter receivable upon the conversion of such Preferred Stock. The corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the surviving corporation (if other than the corporation), the corporation resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of the Preferred Stock at the last address of such holders appearing on the books of the corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

                                    (iii) If and whenever the corporation shall
                           issue or sell any Common Stock for a consideration per share less than the Liquidation Preference (except for the issuance or sale of up to 50,000 shares of Nonvoting Common Stock pursuant to the corporation's 1984 Stock Option Plan, up to 200,000 shares of Voting Common Stock pursuant to the corporation's 1987 Stock Option Plan and up to 50,000 shares of Voting Common Stock to Simplot Development Corporation (hereinafter referred to as the "Excluded Stock Issuances")) or shall issue any options, warrants or other rights for the purchase of shares of Common Stock at a consideration per share of less than the Liquidation Preference, forthwith upon such issuance or sale of such shares, options, warrants or other rights for purchase, the Conversion Ratio in effect immediately prior to such issuance or sale for the Preferred Stock shall be adjusted so that each share of Preferred Stock shall thereafter be convertible into that number of shares of Voting Common Stock as is equal to the number determined by multiplying the Conversion Ratio by a fraction, the numerator of which shall be the amount determined by multiplying (aa) the number of shares of Common Stock outstanding immediately after such issuance or sale plus the number of shares of Common Stock issuable upon the exercise of any purchase rights thus issued, by (bb) the Liquidation Preference, and the denominator of which shall be an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Liquidation Preference, and
                           (bb) the total consideration payable to the corporation upon such issuance or sale of such shares and such purchase rights and upon the exercise of such purchase rights. If any options or purchase rights taken into account in any such adjustment of the Conversion Ratio subsequently expire without exercise, the Conversion Ratio shall be recomputed by deleting such options or purchase rights. For purposes of this subsection 4.5(c)(2), the number of shares of Voting Common Stock or Nonvoting Common Stock which may be issued as Excluded Stock Issuances shall be appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes.

                                    (iv)  The anti-dilution provisions of this
                           subsection 4.5(c)(2) may be waived by the affirmative vote of the holders (acting together as a class) of at least a majority of the then outstanding shares of Preferred Stock.

                           (3) Upon receipt of a written notice to the corporation from a holder of shares of Preferred Stock delivered to the corporation's principal executive offices requesting a computation of the then current Conversion Ratio, the corporation shall promptly give written notice by first-class mail, postage prepaid, addressed to the holder of the Preferred Stock making such request at the address of such holder as shown on the books of the corporation which notice shall state the then current Conversion Ratio, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                           (4)      In case any time:

                                    (i)   the corporation shall pay any dividend
                           payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock; or

                                    (ii)  the corporation shall offer for
                           subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

                                    (iii) there shall be any capital
                           reorganization, reclassification of the Capital Stock of the corporation or consolidation or merger of the corporation with or sale of all or substantially all of its assets to another corporation; or

                                    (iv)  there shall be a voluntary or
                           involuntary dissolution, liquidation or winding up of the corporation; then in any one or more of said cases the corporation shall give written notice, by first-class mail, postage prepaid, addressed to the holders of the Preferred Stock at the addresses of such holders as shown on the books of this corporation, of the date on which (aa) the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which this corporation's transfer books are closed in respect thereto.

                           (5) As used in this subsection 4.5(c), the term Common Stock shall mean and include the corporation's presently authorized Voting Common Stock and Nonvoting Common Stock and shall also include any capital stock of any class of the corporation hereafter authorized which shall have the right to vote on all matters submitted to the shareholders of the corporation and shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation; provided that the shares receivable pursuant to conversion of the Preferred Stock shall include shares designated as Voting Common Stock of the corporation as of the date of issuance of such Preferred Stock or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subsection 4.5(c)(2)(ii) above.

                           (6) The number of shares of Voting Common Stock issuable upon conversion of shares of Preferred Stock shall be computed to the nearest one hundredth of a full share; however, no fractional shares of Voting Common Stock shall be issued upon conversion. The corporation shall pay a cash adjustment in respect of any fraction of a share in an amount-equal to the same fraction of the market price per share of Voting Common Stock as of the close of business on the day of conversion. "Market price" shall mean the average of the high and low prices of the Voting Common Stock sales on all exchanges on which the Voting Common Stock may at the time be listed or as reported by the National Association of Securities Dealers, Inc. Automated Quotation System National Market System ("NASDAQ-NMS"), or, if there shall have been no sales on any such exchange or as reported by NASDAQ-NMS on any such day, the average of the bid and asked prices at the end of such day, or, if the Voting Common Stock shall not be so listed or transactions so reported, the average of the bid and asked prices at the end of the day in the over-the-counter market, in each case averaged over a period of 20 consecutive business days prior to the date as of which I, market price" is being determined. If at any time the Voting Common Stock is not listed on any exchange, reported by NASDAQ-NMS or quote in the over-the-counter market, the "market price" shall be deemed to be the higher of (a) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (b) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

                           (7) Notwithstanding the foregoing right to convert at the option of the holder, each share of Preferred Stock shall automatically be converted into the appropriate number of shares of Voting Common Stock of the corporation in the manner and upon the terms set forth herein, without any act by the corporation or the holders of Preferred Stock, concurrently with the closing of:

                                    (i)   the sale by the corporation of shares
                           of Voting Common Stock in a public offering which was registered under the Securities Act of

                           1933, as amended, was underwritten by an investment banking firm on a firm commitment basis and results in the Voting Common Stock being of the corporation being quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or listed on the New York Stock Exchange, American Stock Exchange or other national stock exchange; or

                                    (ii)  a merger of the corporation with or
                           the acquisition of the corporation by another entity in which the surviving entity is a corporation with a class of securities which are quoted on NASDAQ or listed on the New York Stock Exchange, the American Stock Exchange or other national stock exchange.

          ARTICLE 5 - MERGER, EXCHANGE, SALE OF ASSETS AND DISSOLUTION

         5.1) Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its goodwill, or (iv) to commence voluntary dissolution.

               ARTICLE 6 - AMENDMENT OF ARTICLES OF INCORPORATION

         6.1) Subject to the special voting rights of the holders of Preferred Stock set forth in subsection 4.5(b), any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least majority of the voting power of the shares present and entitled to vote at a duly held meeting or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.

                            ARTICLE 7 - INCORPORATORS

         7.1) The name and mailing address of the original incorporator was as follows: Stephen A. A. Goddard 1645 Hennepin Avenue South Suite 212 Minneapolis, Minnesota 55403.

                         ARTICLE 8 - DIRECTOR LIABILITY

         8.1) Limitation on Director Liability. To the fullest extent permitted by the Minnesota Business Corporation Act, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

         IN WITNESS WHEREOF, we have hereunto set our hands this 10th day of April, 1989.

                                        /s/ Dale R. Olseth
                                        ----------------------------------------

                                        Dale R. Olseth, Chairman, President, and
                                        Chief Executive Officer

                                        /s/ David R. Busch
                                        ----------------------------------------
                                        David R. Busch, Secretary

STATE OF MINNESOTA         )
                           )ss.
COUNTY OF HENNEPIN         )

         The foregoing instrument was acknowledged before me this 10th day of April, 1989, by Dale R. Olseth and David R. Busch, Chairman/President/Chief Executive Officer and Secretary, respectively, of Bio-Metric Systems, Inc., a Minnesota corporation, on behalf of the corporation.

                                        /s/ Walter H. Diers
                                        ----------------------------------------
                                        Notary Public